Exhibit 99.3

CHESAPEAKE ENERGY CORPORATION - MANAGEMENT’S OUTLOOK AS OF NOVEMBER 2, 2021

Chesapeake periodically provides guidance on certain factors that affect the company’s future financial performance. New information or changes from the company's August 10, 2021 outlook are italicized bold below.

	2021E CHK Previous	2021E CHK 11/2/21	2021E CHK Pro Forma
Total production:
Oil - mmbbls	23.5 - 25.5	24.5 - 26.5	24.5 - 26.5
NGL - mmbbls	6.5 - 8.5	6.5 - 8.5	6.5 - 8.5
Natural gas - bcf	725 - 745	735 - 755	790 - 810
Total daily rate - mboe per day	415 - 435	420 - 440	445 - 465
Estimated basis to NYMEX prices, based on 10/29/21 strip prices:
Oil - $/bbl	($0.90) - ($1.30)	($0.90) - ($1.30)	($0.90) - ($1.30)
Natural gas - $/mcf	($0.40) - ($0.50)	($0.35) - ($0.45)	($0.20) - ($0.30)
NGL - realizations as a % of WTI	40% - 45%	45% - 50%	45% - 50%
Operating costs per boe of projected production:
Production expense	$1.85 - $2.15	$1.85 - $2.15	$1.80 - $2.10
Gathering, processing and transportation expenses	$4.90 - $5.40	$4.90 - $5.40	$4.90 - $5.40
Oil - $/bbl	$2.65 - $2.85	$2.65 - $2.85	$2.65 - $2.85
Natural Gas - $/mcf	$0.90 - $1.00	$0.90 - $1.00	$0.90 - $1.00
Severance and ad valorem taxes	$0.90 - $1.10	$0.90 - $1.10	$0.90 - $1.10
General and administrative(a)	$0.75 - $0.95	$0.75 - $0.95	$0.70 - $0.90
Depreciation, depletion and amortization expense	$5.00 - $6.00	$5.00 - $6.00	$5.00 - $6.00
Marketing net margin and Other ($ in millions)	$0 - $10	$10 - $20	$10 - $20
Interest expense ($ in millions)(b)	$70 - $80	$70 - $80	$80 - $90
Cash taxes ($ in millions)	$0 - $20	$0 - $20	$0 - $20
Adjusted EBITDAX, based on 10/29/21 strip prices ($ in millions)(c)	$1,800 - $1,900	$2,000 - $2,100	$2,100 - $2,200
Total capital expenditures ($ in millions)	$670 - $740	$670 - $740	$740 - $810

(a)	Includes ~$0.06/boe of expenses associated with stock-based compensation, which are recorded in general and administrative expenses in Chesapeake's Condensed Consolidated Statement of Operations.
(b)	Includes ~$25 million of non-cash interest expense due to timing of interest payments in 2021.
(c)	Adjusted EBITDAX is a non-GAAP measure used by management to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies. Adjusted EBITDAX excludes certain items that management believes affect the comparability of operating results. The most directly comparable GAAP measure is net income (loss), but it is not possible, without unreasonable efforts, to identify the amount or significance of events or transactions that may be included in future GAAP net income (loss) but that management does not believe to be representative of underlying business performance. The company further believes that providing estimates of the amounts that would be required to reconcile forecasted adjusted EBITDAX to forecasted GAAP net income (loss) would imply a degree of precision that may be confusing or misleading to investors. Items excluded from net income (loss) to arrive at adjusted EBITDAX include interest expense, income taxes, depreciation, depletion and amortization expense, and exploration expense as well as one-time items or items whose timing or amount cannot be reasonably estimated.

CHESAPEAKE ENERGY CORPORATION - MANAGEMENT’S OUTLOOK AS OF NOVEMBER 2, 2021

Chesapeake periodically provides guidance on certain factors that affect the company’s future financial performance. New information or changes from the company's August 11, 2021 outlook are italicized bold below.

	2022E CHK Previous	2022E CHK 11/2/2021
Total production:
Oil - mmbbls	20.0 - 22.0	20.0 - 22.0
Natural gas - bcf	1,095 - 1,125	1,095 - 1,125
Total daily rate - mboe per day	575 - 595	575 - 595
Operating costs per boe of projected production:
Production expense	$1.65 - $1.95	$1.65 - $1.95
Gathering, processing and transportation expenses	$3.90 - $4.40	$3.90 - $4.40
General and administrative(a)	$0.55 - $0.75	$0.55 - $0.75
Interest expense ($ in millions)	---	$120 - $130
Cash taxes ($ in millions)	---	$100 - $160
Adjusted EBITDAX, based on 10/29/21 strip prices ($ in millions)(b)	$2,550 - $2,750	$3,200 - $3,400
Total capital expenditures ($ in millions)	$1,300 - $1,600	$1,300 - $1,600

(a)	Includes ~$0.07/boe of expenses associated with stock-based compensation, which are recorded in general and administrative expenses in Chesapeake's Condensed Consolidated Statement of Operations.
(b)	Adjusted EBITDAX is a non-GAAP measure used by management to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies. Adjusted EBITDAX excludes certain items that management believes affect the comparability of operating results. The most directly comparable GAAP measure is net income (loss), but it is not possible, without unreasonable efforts, to identify the amount or significance of events or transactions that may be included in future GAAP net income (loss) but that management does not believe to be representative of underlying business performance. The company further believes that providing estimates of the amounts that would be required to reconcile forecasted adjusted EBITDAX to forecasted GAAP net income (loss) would imply a degree of precision that may be confusing or misleading to investors. Items excluded from net income (loss) to arrive at adjusted EBITDAX include interest expense, income taxes, depreciation, depletion and amortization expense, and exploration expense as well as one-time items or items whose timing or amount cannot be reasonably estimated.
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